Exhibit 10.3

CINCINNATI FINANCIAL CORPORATION

P.O. BOX 145496

CINCINNATI, OH 45250-5496

(513) 870-2000

STOCK OPTION PLAN NO. VI

STOCK OPTION AGREEMENT

FOR INCENTIVE AND NON-QUALIFIED OPTIONS

THIS AGREEMENT, made this _____ day of ____________, 200__, by and between CINCINNATI FINANCIAL CORPORATION, an Ohio corporation, 6200 South Gilmore Road, Fairfield, Ohio 45014 (hereafter called “CFC”) and Optionee Name, an employee of CFC or one of its affiliates (hereinafter called the “Employee”) residing at:  Address, City, State, Zip.

WITNESSETH:

WHEREAS, the Board of Directors of CFC is of the opinion that the interests of CFC will be advanced by enabling key employees of CFC and its affiliates, upon whose judgement, initiative and efforts CFC is largely dependent for the successful conduct of its business, to acquire shares or additional shares of CFC’s Stock; and

WHEREAS, the Board of Directors of CFC has established Stock Option Plan Number VI for employees of CFC and its affiliated companies;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter set forth, and other good and valuable considerations the parties hereto hereby enter into this Stock Option Agreement (hereinafter called the Option”) as follows:

1.

CFC hereby grants to the Employee the right and option to purchase up to Shares Granted shares of the presently authorized but unissued Common Stock of CFC at the purchase price of Option Price per share. A portion of this Option may qualify as an Incentive Stock Option and the balance is a Non-Qualified Option. Exhibit A to this Stock Option Agreement sets forth the number of shares included in the Incentive and Non-Qualified portions of the Option. No partial exercise of this Option may be for less than 25 whole shares or the number of shares remaining subject to the Option, whichever is smaller.

2.

Except in cases of retirement or death of Employee, this Option shall be exercisable only in accordance with the following schedule.

(1)

After the expiration of one year of continuous employment with CFC or an affiliate of CFC immediately following the date of grant, this Option shall be exercisable to the extent of one-third of the number of shares originally subject hereto;

(2)

After the expiration of two years of continuous employment with CFC or an affiliate of CFC immediately following the date of grant, this Option shall be exercisable to the extent of two-thirds of the number of shares originally subject hereto, less the number of shares previously purchased pursuant hereto; and

(3)

After the expiration of three years of continuous employment with CFC or an affiliate of CFC following the date of grant, this Option shall be exercisable in full.

Upon termination of employment of the Employee prior to the effective date of exercise of this Option, the unexercised portion hereof shall terminate unless such termination of employment is due to (i) retirement with the approval of the Board of Directors of CFC for disability or (ii) retirement due to attainment of retirement age (in either of which events the Board of Directors shall have discretion to permit any unmatured installments to be accelerated and the Option shall thereupon be exercisable in full). The time within which CFC must receive the notice of exercise and payment shall be 90 days after the date of termination of employment (except at the sole option of the Compensation Committee of the Board of Directors, the last day for receipt of notice of exercise may be delayed until the original expiration date of this Option); or (iii) death of the employee (in which event the unmatured installments of this Option shall be accelerated and exercisable and the time within which CFC must receive the notice of exercise and payment shall be six months after the date of death).

3.

Except as otherwise provided in paragraph 2 hereof, this Option can be exercised only if the Employee is in the employment of CFC or one of its affiliates on the effective date of exercise.

4.

In order to exercise this Option or any part thereof, the Employee or other person having the right to exercise this Option shall give written notice to CFC at its principal place of business, which notice shall indicate the number of whole shares purchased, the allocation of those shares between the Incentive and Non-Qualified portions of this Option, and shall be accompanied by payment in full for the number of shares to be purchased. For Incentive Stock Options, the payment must be cash, and for Non-Qualified Options, the payment may be cash or through transfer of free and clear shares of CFC valued at the current market value on the date of transfer or by combination of both cash and shares. Exercise of the Incentive Stock Option portion of this Option shall be effective upon the 30th day after receipt by CFC of such written notice and payment (“effective date of exercise”), at which time the Employee or the person entitled thereto shall be issued a certificate of stock representing the number of shares purchased. Exercise of the Non-Qualified portion of this Option shall be effective on the date of receipt by CFC of the written notice and payment (also the “effective date of exercise”). If for any reason (such as termination of employment during the 30-day waiting period required for exercise of the Incentive Stock Option, for reasons other than those referred to in Paragraph 2 above), the exercise of the Option does not become effective, CFC shall refund only the amount paid for the shares. In any event, the effective date of the exercise of this Option must be within ten (10) years from the date hereof.

5.

In order to receive the tax benefits of an Incentive Stock Option, the Option must be exercised within 3 months after termination of employment by CFC or one of its subsidiaries, and the stock purchased pursuant to this Option must be held for a minimum of one year.

6.

Neither the Employee nor his legal representative, legatee or distributee, shall be, or deemed to be, the holder of any shares subject to this Option, unless and until the exercise of the Option has become effective and a certificate has been issued by the company for the shares so purchased.

7.

The rights and privileges conferred by this Option shall not be transferred except by Will or by the laws of descent and distribution, in which event the notice of the exercise required under Section 4 must be properly executed by the deceased Employee’s legal representative or by person who acquired the right to exercise the Option by reason of the death of the Employee. During the lifetime of the Employee, the Option may be exercised only by the Employee.

8.

In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, or other change in corporate structure or capitalization affecting CFC’s stock, such appropriate adjustment shall be made in the number of shares to which this Option applies and also in the Option price of said shares as may be determined by the Compensation Committee of the Board of Directors.

9.

This option shall not be exercisable except for shares the sale of which by the Company complies with applicable securities laws at the time of sale.

10.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of CFC, but neither this Option nor any rights hereunder shall be assignable by the Employee. The Employee agrees by acceptance of this option to be bound by the terms and restrictions of the Stock Option Plan VI.

Dated at Fairfield, Ohio

CINCINNATI FINANCIAL CORPORATION

By:  ___________________________________

President

ATTEST:

ACCEPTED:

_______________________________

____________________________________

Senior Vice President

Secretary & Treasurer